Exhibit 23.1

KPMG SA 51 rue de Saint-Cyr CS 60409 69338 Lyon Cedex 9 France	Téléphone : Télécopie : Site internet :	+33 (0)4 37 64 76 00 +33 (0)4 37 64 76 09 www.kpmg.fr

Erytech Pharma S.A.

Head office: 60, avenue Rockefeller - 69008 - Lyon

Consent of independent Registered Public Accounting Firm

We consent to the use of our report dated April 27, 2022, with respect to the consolidated financial statements of Erytech Pharma S.A., incorporated herein by reference.

Lyon, June 30, 2022

KPMG S.A.

/s/ Stéphane Gabriel Devin

Stéphane Gabriel Devin

Partner

KPMG S.A., société française membre du réseau KPMG constitué de cabinets indépendants adhérents de KPMG International Limited, une entité de droit anglais.

Société anonyme d’expertise

comptable et de commissariat

aux comptes à directoire et

conseil de surveillance.

Inscrite au Tableau de l’Ordre

à Paris sous le n° 14-30080101

et à la Compagnie Régionale

des Commissaires aux Comptes

de Versailles.

Siège social : KPMG S.A. Tour Eqho 2 avenue Gambetta 92066 Paris la Défense Cedex Capital : 5 497 100 €. Code APE 6920Z 775 726 417 R.C.S. Nanterre TVA Union Européenne FR 77 775 726 417